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                                   EXHIBIT 11

                       CURAGEN CORPORATION AND SUBSIDIARY
                        COMPUTATION OF NET LOSS PER SHARE
                       ATTRIBUTABLE TO COMMON STOCKHOLDERS
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                                                                                       YEAR ENDED DECEMBER 31,
                                                                            -----------------------------------------------
                                                                                1998              1999            2000
                                                                            -------------    -------------    ------------
Net loss before income tax benefit and minority interest                    $ (18,428,485)   $ (25,762,760)   $(28,706,377)

Income tax benefit                                                                   --               --         1,400,000
Minority interest                                                                    --               --           327,990
                                                                            -------------    -------------    ------------

Net loss before preferred dividends                                           (18,428,485)     (25,762,760)    (26,978,387)

Preferred dividends                                                              (508,435)            --              --
                                                                            -------------    -------------    ------------

Net loss attributable to common stockholders                                $ (18,936,920)   $ (25,762,760)   $(26,978,387)
                                                                            =============    =============    ============

Basic and diluted net loss per share attributable to common stockholders    $       (0.78)   $       (0.89)   $      (0.70)
                                                                            =============    =============    ============

Weighted average number of shares used in computing basic and diluted
   net loss per share attributable to common stockholders                      24,402,012       28,801,984      38,747,819
                                                                            =============    =============    ============

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